UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2020

Nano Magic Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11602	47-1598792
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

750 Denison Court, Bloomfield Hills, MI 48302

(Address of principal executive offices) (Zip Code)

(844) 736-6266

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

Title of each class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value	PENC	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Our Board adopted an amendment to our Certificate of Incorporation, and the filing was made in Delaware on March 2, 2020 to change our name to “Nano Magic Inc.” Management requested the change to better convey our business and products to investors and customers.

Item 8.01 Other Events.

Our operations in Ohio, Michigan and Austin, Texas are presently under government orders closing facilities. It is unclear when we can return to normal operations. The individuals comprising our audit team are subject to similar restrictions. The COVID-19 pandemic and government restrictions make it impossible for the Company and its advisors to complete the preparation of the Company’s consolidated financial statements and Form 10K until after March 30, 2020. The Company is relaying on the SEC order dated March 4, 2020 (Release No. 34-88318) to extend the due date for the filing of its Form 10K until April 28, 2020. Management believes that this will provide sufficient time to complete the consolidated financial statements and Form 10K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano Magic Inc.

Date: March 30, 2020	By:	/s/ Tom J. Berman
President & CEO